SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-(d)(2))

[X] Definitive Information Statement

ALPINE AIR EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A.

(2) Aggregate number of securities to which transaction applies: N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4) Proposed maximum aggregate value of transaction: N/A.

(5) Total fee paid: N/A.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: $0.

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

Contact Persons:

Leonard W. Burningham, Esq.
Branden T. Burningham, Esq.
Suite 205, 455 East 500 South Street
Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

ALPINE AIR EXPRESS, INC.
1177 Alpine Air Way
Provo, Utah 84601
(801) 373-1508

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to our stockholders (Alpine Air Express, Inc., a Delaware corporation [the “Company,“ “Alpine Air,” “we”, “our” or “us” or words or similar import]) regarding resolutions to elect directors for the coming year and to retain Jones Simkins, P.C. as our independent auditors for the coming year. These resolutions have been adopted by our Board of Directors and the Majority Stockholder who owns in excess of 76% of our outstanding voting securities (the “Majority Stockholder”) in accordance with the Delaware General Corporation Law (the “Delaware Law”) and that will be presented to an annual meeting of our stockholders to be held on June 26, 2009, as outlined in the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) that accompanies this Information Statement.

The Majority Stockholder, Mr. Eugene R. Mallette, who is our CEO, beneficially owns 27,714,465 shares, or approximately 76.4% of our outstanding voting securities.  No other votes were required or necessary to elect directors for the coming year or to retain Jones Simkins, P.C., as our independent auditors for the coming year, and none are being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval,” herein.

Important Notice of Internet Availability of Information Statement and Related Materials

As permitted by the federal securities laws, Alpine Air is making this Information Statement and Annual Report on Form 10-K for the period ended October 31, 2008 available to our stockholders primarily via the Internet instead of mailing printed copies of these materials to each stockholder. On or about May 14, 2009, we intend to mail to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability, or "Notice," containing instructions on how to access these materials, including the Information Statement and Annual Report on Form 10-K for the period ended October 31, 2008. We intend to make this Information Statement available to our stockholders on or about May 14, 2009. This Information Statement and Annual Report on Form 10-K for the period ended December 31, 2008, along with directions to the annual meeting are available for viewing on the Internet at: www.alpine-air.com/annualreport.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

The election of directors and retention of Jones Simkins, P.C., as our auditors are outlined below and will become effective on a date that is at least 21 days from the furnishing of this Information Statement to our stockholders, which is anticipated to be May 14, 2009.  These are the only matters covered by this Information Statement.

ITEM NO. 1

ELECTION OF BOARD OF DIRECTORS

Our Board of Directors will consist of six persons, as follows: Eugene R. Mallette; Max A. Hansen; Joseph O. Etchart; Kenneth D. Holliday; Michael Brown; and Ronald L. Pattison.  Each director is to serve until the next annual meeting of our stockholders or until the directors’ prior death, resignation or termination, and the appointment and qualification of their successors.

The names of our current directors and executive officers and the positions held by each are set forth below:

Name                           Age         Position                          Held Position Since

Eugene R. Mallette          60         CEO and Director             1986

Don T. Squire Jr.*           49         Chief Financial Officer     2005

Max A. Hansen                60         Secretary/Treasurer

                                                         and Director                     1986

Joseph O. Etchart            60         Chairman                           2005

Kenneth D. Holliday       63          Director                            2002

Michael Brown                67          Director                            2006

Ronald L. Pattison          51          Director                             2006

* Don passed away on April 25, 2009 after a courageous battle with cancer. Alpine Air is in the process of determining who will fill the position of Chief Financial Officer.

Mr. Mallette began his career with Alpine Aviation in 1979 as its Sales Manager, then became General Manager later in 1979.  He became Chief Executive Officer and Director upon acquiring Alpine Aviation in 1986.  Prior to his employment by Alpine Aviation, he was employed by the State of Montana as a staff auditor.  He received a B.A. in Business Administration from Carroll College in 1971.  Mr. Mallette holds a private pilot's license and maintains his proficiency.  He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce.

Don T. Squire Jr., was named Chief Financial Officer in September 2005 after serving as Director of Accounting since June 2005.  Mr. Squire is a licensed CPA and has served as a consultant and in finance and accounting leadership capacities in private industry for the past 17 years. His most recent consulting assignment prior to coming to Alpine involved the restructuring of Sheaffer Pen Manufacturing (a BIC, Inc. subsidiary). He has served as a Controller and Finance Manager for Rehab Designs of America (GE Finance Subsidiary), Oriflame USA, Priority Dispatch Corp. (formerly Medical Priority Consultants), Infinity Nutritionals, and other organizations. He has served as an adult leader in the Boy Scouts of America for over 10 years, including time as a District Chairman.

Max A. Hansen has been a director since 1986.  He has been practicing law since 1976 and has owned his own firm, Max A. Hansen & Associates, P.C. since 1980.  As General Counsel, Mr. Hansen and his firm provide legal services to Alpine Air.  From 1988 to 1989, he was President of the Montana Bar Association, served as a delegate to the American Bar Association House of Delegates for alomost 20 years.  Mr. Hansen has received distinguished service awards from the Montana State Bar Association and the Montana Supreme Court.  He received a JD degree from the University of San Diego in 1976, where he was a member of the law review. He is an active member of the State Bars of Montana, Utah, and California. He received a BA in Political Science from Carroll College in 1971.

Joseph O. Etchart has been a member of our Board of Directors since April, 2002.  He formerly served as Alpine Air's Director of Public and Investor Relations.  He is also the President and CEO of Hinsdale Land Company, a real estate and agricultural enterprise in Montana.  Since 1985, Mr. Etchart has served on the Board of Directors, and is a former Chairman of the Board, of Montana Livestock Ag Credit, one of the premier agricultural lending institutions in the Pacific Northwest.  He served two terms as President of the Washington, D.C. based National Public Lands Council, where he was involved in the legislative and regulatory process associated with federal land commodity production.  In addition, Mr. Etchart has held numerous civic, political and appointed posts, including Campaign Finance Chairman during the first successful election of Montana Governor Marc Racicot.  Mr. Etchart received a Bachelor of Arts degree in Sociology from Carroll College in 1970 and is an active member of numerous organizations, including the Knights of Columbus.

Kenneth D. Holliday joined our Board of Directors in September, 2002.  He has extensive experience in the aviation industry and currently serves as President and CEO of Avcon, Inc., a consulting company assisting airlines, aviation and travel related companies.  He was formerly the President and CEO of TransMeridian Airlines, an air carrier contracted to fly A-320 aircraft for one of the nation's largest tour operators.  Mr. Holliday also has served as President and CEO of Private Jet Expeditions, Inc., where he directed airline growth from one B-727 aircraft to 16 MD-80 aircraft over a two-year period.  Mr. Holliday received a

Bachelor of Science degree in Industrial Management from Clemson University and USAF undergraduate pilot training at Williams Air Force Base in Arizona.

Michael Brown was most recently the Managing Director and Head of Mergers and Acquisitions in the Investment Banking Group of Wells Fargo Securities where he completed numerous mergers and acquisitions, private placements and initial public offerings for companies in various segments of the consumer and technology industries. Mr. Brown was a member of the Investment Banking Commitment Committee of Wells Fargo Securities and coordinated the firm's investment banking activities in Southern California. Prior to joining the predecessor of Wells Fargo Securities, in September 2000, Mr. Brown was a Managing Director in Sutro & Co.'s Investment Banking Department and Head of Mergers and Acquisitions. Before joining Sutro, Mr. Brown was the founding Managing Director of Drexel Burnham Lambert's West Coast Mergers and Acquisitions Department. During his seven-year tenure at Drexel, Mr. Brown's transactions included arranging the $1.6 billion sale of Jack Kent Cooke's cable properties to a consortium of cable operators, Turner Broadcasting's $1.2 billion purchase of MGM, the sale of the Beverly Wilshire Hotel to Regent International, the sale of the Desert Inn and Sands Casinos to MGM Grand, and T. Boone Pickens' attempted takeovers of Gulf Oil and UNOCAL. Mr. Brown was a member of Turner Broadcasting's Board of Directors. Prior to joining Drexel, Mr. Brown was a Partner specializing in mergers and acquisitions at Kidder Peabody & Co. in Los Angeles and Vice President of Mergers and Acquisitions in the New York office of Goldman Sachs. Mr. Brown was a member of the faculty of Harvard Business School. Mr. Brown is a graduate of Harvard University (M.B.A.) and the Wharton School of the University of Pennsylvania (B.S.&E.). He has served with the U.S. Army Special Forces.

Ronald L. Pattison received his CPA Certificate in August of 1984 after graduating with a B.A. in Business Administration, specializing in Accounting. Ron has specialized in the design and administration of defined contribution plans, but also has a working knowledge of the requirements for defined benefit plans. He was the manager of the Defined Contribution practice group in the Albuquerque, New Mexico office of a national consulting firm. Ron left that practice in December of 1990 to start Pattison Pension Specialists, Inc., where he is currently a principal.

     Except as indicated below, to the knowledge of management, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of Alpine Air:

     (1) was a general partner or executive officer of any business entity that filed any bankruptcy petition, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

     (4) was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Max A Hansen, Joseph O. Etchart, Kenneth D. Holliday, Michael Brown, and Ronald L. Pattision are all independent directors.

Board of Director Meetings

During the year ended October 31, 2008, the Board of Directors met a total of twelve (12) times..Not every Director was present for the meetings, but all directors were present for more that 75% of the meetings. All six (6) Directors were also in attendance at the Annual Security Holder’s Meeting in June 2008.

Audit Committee

Alpine Air established a standing audit committee in the first quarter of its 2002 fiscal year.  The audit committee evaluates the performance of our auditors, manages our relationship with the auditors, and evaluates policies and procedures relating to internal control systems.  The committee has adopted a charter and currently consists of four members, Ron L. Pattison (Chair), Joe O. Etchart, Michael Brown, and Max A. Hansen, (Ex Officio).

Committees.

Alpine Air does not have standing nominating or compensation committee or a charter with respect to the process for nominations to our Board of Directors.  Currently, our directors submit nominations for election to fill vacancies on the Board to the entire Board for its consideration. The board is involved in determining the compensation of the directors and the factors they take into consideration are the period of service and performance of the individual as well as the industry standard.

Our Bylaws do not contain any provision addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors, and we do not have any formal policy concerning stockholder recommendations to the Board of Directors.  To date, we have not received any recommendations from non-affiliate stockholders requesting that the Board consider a candidate for election to the Board. However, the absence of such a policy does not mean that the Board of Directors would not consider any such recommendation, had one been received.  The Board would consider any candidate proposed in good faith by a stockholder.  To do so, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Board, Joseph O. Etchart.  The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating potential directors, Mr. Etchart and the Board consider the following factors:

•

the appropriate size of our Board of Directors;

•

our needs with respect to the particular talents and experience of our directors;

•

the knowledge, skills and experience of nominees, including experience in finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

familiarity with the aviation industry;

•

experience with accounting rules and practices; and

•

the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, Mr. Etchart and the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Mr. Etchart and the Board of Directors may also consider such other factors as they may believe are in the best interests of Alpine Air and its stockholders.  We do, however; believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules.  We also believe it appropriate for certain key members of our management to participate as members of the Board.

Mr. Etchart and the Board of Directors identify nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-election.  If any member of the Board does not wish to continue in service or if we decide not to re-nominate a member for re-election, we then identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above.  The Board may also engage in research to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

Our Board of Directors does not have a formal process for security holders to send communications to the Board.  However, our directors take great interests in the concerns of stockholders, and our director’s review and give careful consideration to any and all stockholder communications.  Security holder communications may be sent to: Board of Directors, Alpine Air Express, Inc., 1177 Alpine Air Way, Provo, Utah, 84601. Communications may also be sent to any individual director at Alpine Air’s address.

Significant Employees.

Other than its executive officers, Alpine employee and General Manager William Distefano is considered in this context to be a significant employee.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings.

Except as indicated below, to the knowledge of management, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of Alpine Air:

(1) was a general partner or executive officer of any business entity that filed any bankruptcy petition, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

(4) was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There is no material proceeding to which any director, executive officer or affiliate of Alpine Air, any owner of record or beneficially of more than five percent of any class of voting securities of Alpine Air, is a party adverse to Alpine Air or has a material interest adverse to Alpine Air.

Certain Relationships and Related Transactions

     Aircraft Purchase - In December 2003, the Company acquired 16 aircraft from an entity related to an officer and majority shareholder of the Company for $9,900,000.  The consideration paid included $9,104,000 in preferred stock of the Company's subsidiary Alpine Aviation, Inc. and the assumption of the underlying debt on the aircraft totaling $709,981.  The remaining $86,019 is recorded as a payable to the entity related to an officer and majority shareholder of the Company.  As the aircraft were purchased from a related party they have been recorded at their carryover basis of $4,111,485.  A discount on preferred stock in the amount of $3,591,195, net of tax effect of $2,197,320, has been recorded and is being amortized as dividends over a five year period.  The preferred stock provides for monthly dividends at an annual rate of 6.5%, and is not convertible. However, in April 2007 the Board of Directors authorized the issuance of 1,000,000 shares of Preferred Stock in the Parent Company, Alpine Air Express, with a stated value of $9.104, which were exchanged with the holder for the outstanding preferred stock in the subsidiary. The newly issued preferred stock in the Parent Company provides for monthly dividends at an annual rate of 6.5%, and is convertible at any time by the holder based on the current market price of the Company’s stock. The Company can redeem the preferred stock any time and the Holder can call for redemption of the preferred stock any time after December 31, 2011.

     Notes Payable - Related Party - In connection with the purchase of the aircraft the Company issued a note to an entity related to an officer and majority shareholder of the Company in the amount of $1,476,381. The note payable dated July 31, 2003, bears an interest rate of 6.5% and called for payments of $33,624 due for 14 monthly installments with the balance due November 1, 2004. The entity related to an officer and majority shareholder of the Company previously agreed to forestay future payment until required by the note's balloon payment which was due November 1, 2004 but later agreed to defer all payments of principal, interest and balloon payments until November 1, 2006. Subsequently, all unpaid and accrued interest and the remaining principal balance was rolled into a new note at 6.5% interest and a 5-year term. On October 31, 2008 the balance of this note was $0.  In connection with the purchase of aircraft during 2004 from an entity related to an officer and majority shareholder of the Company, the Company has entered into a Note Payable in the amount of $86,019.  This note bears interest at 6.5%.  The note holder had agreed to defer all payments of principal and interest until November 1, 2006. Subsequently, all unpaid and accrued interest and the remaining principal balance was rolled into a new note at 6.5% interest and a 5-year term. On October 31, 2008 the balance of this note was $0. During May 2004, lease payments due to an entity related to an officer and majority shareholder of the Company in the amount of $667,115 were converted into a demand note payable with interest to accrue at six and one- half (6.50%) percent on the principal balance. No principal or interest payments were required to be paid until November 1, 2006. Subsequently, all unpaid and accrued interest and the remaining principal balance was rolled into a new note at 6.5% interest and a 5-year term. On October 31, 2008 the balance of this note was $0.

     Personal Guarantee - The Company's major shareholder/officer has personally guaranteed loans which are also collateralized by certain aircraft of the Company.

     Alpine Air does not have a formal policy on related party transactions, however the board of directors reviews the transactions and considers the overall fairness of the transactions or requires an independent fairness opinion.

Parents.

We do not have any parents, except to the extent that the Majority Stockholder may be deemed to be our parent due to his beneficial ownership of approximately 76.4% of our issued and outstanding shares of common stock.

Code of Ethics.

We filed our Code of Conduct for our executive officers with our Amended Annual Report on Form 10-KSB for the fiscal year ended October 31, 2003, which was filed with the Securities and Exchange Commission on March 19, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance.

Except as indicated below, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Alpine Air during our most recent fiscal year, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe all forms required to be filed under Section 16 of the Exchange Act have been timely filed.

Executive Compensation.

The following tables set forth certain summary information concerning the compensation paid or accrued for each of Alpine Air's last three completed fiscal years to Alpine Air or its principal subsidiary Chief Executive Officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at October 31, 2008, the end of Alpine Air's last completed fiscal year). Unless indicated otherwise, all share figures in this Item reflect the three-for-one split of our issued and outstanding common stock in January, 2006.

     Summary Compensation Table.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Eugene R. Mallette CEO	10/31/08 10/31/07 10/31/06	97,529 93,997 82,715	541 542 0	0 0 0	534 460 423	0 0 0	0 0 0	25,107 3,992 4,556	123,711 98,991 87,694
Bill Distefano, General Manager	10/31/08 10/31/07 10/31/06	138,986 122,394 126,418	66,368 511 0	0 0 0	534 460 423	0 0 0	0 0 0	6,942 3,884 3,753	212,830 127,249 130,594
Don T. Squire Jr, CFO	10/31/08 10/31/07 10/31/06	82,695 79,125 64,971	10,541 541 0	0 0 10,000	5,339 3,221 423	0 0 0	0 0 0	6,249 4,941 4,871	104,824 87,828 80,265

Options/SAR Grants.

During the fiscal year ended October 31, 2008, executive officers were included in a grant of stock options to all of the employees.  Each employee and officer was granted 5,000 options each at an exercise price (current market price) of $0.30 per share.  In addition to these, the CFO was also awarded 50,000 options to purchase shares as part of an annual bonus.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.

No stock options or SARs were exercised during the fiscal year ended October 31, 2008.

Pension Table.

None.

Compensation of Directors.

During the fiscal year ended October 31, 2008, each Director was issued stock options to acquire 10,000 shares of common stock. These options have a two year restriction and an exercise price of $0.30 per share.

     During the fiscal year ended October 31, 2007, each Director was issued stock options to acquire 10,000 shares of common stock. These options have a two year restriction and an exercise price of $0.40 per share.

     During the fiscal year ended October 31, 2006, each Director was issued stock options to acquire 10,000 shares of common stock. These options have a two year restriction and an exercise price of $0.50 per share.

     During the fourth quarter of the current year, the Board of Directors fees were increased to $4,000 per quarter from the previous rate of $2,500 per quarter for services rendered.

Termination of Employment and Change of Control Arrangement.

There are no compensatory plans or arrangements, including payments to be received from Alpine Air, with respect to any person named above that would in any way result in payments to any such person because of his resignation, retirement or other termination of such person’s employment with Alpine Air or its subsidiaries, or any change in control of Alpine Air, or a change in the person’s responsibilities following a change in control of Alpine Air.

Stock Option Plan.

In August 2001, Alpine Air adopted an equity incentive plan.  The plan allows Alpine Air to issue incentive stock options (“ISOs”) within the meaning of section 422A of the Internal Revenue Code of 1986, as amended (“Code”), non-statutory stock options and restricted shares to employees, directors and consultants of Alpine Air.  A total of 770,000 shares of Alpine Air’s common stock have been reserved for issuance under the plan.  As of January of each year commencing in the year 2002, the aggregate number of shares of Alpine Air’s common stock that may be awarded under the plan shall automatically increase by a number equal to the lesser of (i) 7% of the total number of shares of Alpine Air’s common stock outstanding, minus the number of shares of stock previously authorized for award under the plan at the close of the preceding calendar year or (ii) 250,000 shares of common stock.

The exercise price of options granted under the terms of the plan must not be less than 100% of the fair market value of the shares as of the date of grant, or 110% of the fair market value for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air for ISOs and 85% of the fair market value of the stock for nonqualified options.  In addition, the aggregate fair market value (as determined on the date of each option grant) of shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Additionally, no individual may be granted more than 100,000 options in any given year.

Alpine Air has not received and does not intend to request a determination from the Internal Revenue Service that the ISOs issued under the plan will qualify under the Code for treatment as ISOs.

The plan provides that an option may be exercised by payment in cash or, with the consent of the board of directors, by delivery of common stock of Alpine Air valued at its fair market value on the date of payment. An option holder shall not have any of the rights of a shareholder with respect to the shares subject to the option until the shares have been fully paid and issued.

The board of directors or a committee of the board of directors will initially administer the plan, prescribe the form and content of options to be granted, receive elections for the exercise of stock conversion rights, determine the terms and restrictions on all restricted stock awards granted under the plan, and other items. No stock option can be granted for a period longer than ten years or for a period longer than five years for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air.  The right to exercise an option terminates three months after the termination of an employees’ employment, unless the employee dies or is disabled, in which event the option will remain exercisable for a period of one year after the termination of employment.  The plan terminates, and no further options may be granted after August 18, 2011.

In August 2001, Alpine Air issued options to acquire 547,185 shares of its common stock at an exercise price of $2.50 per share and an option to purchase 79,998 shares at an exercise price of $2.75 per share.  In 2002, Alpine Air issued options to acquire 2,562 shares of its common stock at an exercise price of $2.50 per share. All options were issued under the plan.  In addition, a total of 82,251 options have been forfeited through October 31, 2006.

During the year ended October 31, 2005, we offered certain employees the option of receiving a grant of stock options or an increase in their salaries or wages to compensate those employees who took a 10% reduction in pay in 2003 and who continued to be employees at the time of the offer.  None of the employees took options.

During 2006, Alpine Air issued options to acquire 325,000 shares of its common stock at an exercise price of $0.50 per share, to employees and directors of Alpine Air. To date 105,000 of the 2006 options have been forfeited.

During 2007, Alpine Air issued options to acquire 425,278 shares of its common stock at an exercise price of $0.40 per share, to employees and directors.   To date, 87,389 of the 2007 options have been forfeited.

During 2008, Alpine Air issued options to acquire 525,000 shares at an exercise price of $0.30 per share, to employees and directors.  An additional 50,000 options at and exercise price of $0.30, were issued to Don T. Squire, Jr., Alpine Air’s CFO, as part of his compensation package. To date, 52,500 of those options have been forfeited.

ITEM NO. 2

RETENTION OF JONES SIMKINS, P.C. AS INDEPENDENT AUDITORS

The Majority Stockholder has selected Jones Simkins, P.C. as independent auditors for the fiscal year ending October 31, 2009.  To the knowledge of Alpine Air, at no time has Jones Simkins, P.C. had any direct or indirect financial interest in or any connection with Alpine Air other than as independent public accountants.  It is anticipated that representatives of Jones Simkins, P.C. will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions

Pritchett, Siler & Hardy, P.C., audited the Company’s financial statements for the fiscal year ended October 31, 2008.  Effective as of February 23, 2009, Pritchett, Siler & Hardy, P.C., resigned as the independent accountant of Alpine Air Express, Inc., a Delaware corporation (the "Company"). This resignation was due solely to the PCAOB's requirement of five-year rotations for audit partners on public company audits. During the Company's two most recent fiscal years, and since then, there have been no disagreements with Pritchett, Siler & Hardy, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of such disagreement in connection with its report. The reports of Pritchett, Siler & Hardy, P.C. on the Company's financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

On February 26, 2009, the Company's audit committee and Board of Directors voted to approve the engagement of Jones Simkins, P.C. of Logan, Utah as principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years, and since then, neither the Company nor anyone on its behalf consulted with Jones Simkins P.C. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

During our most recent fiscal year, we have not consulted Jones Simkins, P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

The following table indicates the amount that Pritchett, Siler & Hardy, P.C. has billed Alpine Air for all work that it has performed for Alpine Air during these periods and the amount Jones Simkins has estimated for the next two years:

Fee category     _____2010(est)  ___2009(est)__  2008   __ ____ 2007     _____ 2006      __2005

Audit Fees           $77,500(est)   $79,500(est)    $101,195         $89,936            $74,411    $82,541

Audit-related Fees   -0-                    -0-                -0-

           -0-                    -0-             -0-

Tax Fees                  -0-                    -0-                -0-                      -0-                -0-               -0-

All Other Fees         -0-                     -0-               -0-                      -0-                -0-              -0-

Total Fees            $77,500(est)   $79,500(est)    $101,195           $89,936            $74,411    $82,541

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable to the election of our directors for the coming year or the retention of Jones Simkins, P.C. as our independent auditors for the coming year.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the election of directors for the coming year or the retention of Jones Simkins, P.C. as our independent auditors for the coming year that is not shared by all stockholders, with the exception that only the persons who are elected directors at the annual meeting will serve in those capacities.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

The securities that would have been entitled to vote if a vote was required to have been held regarding the election of our directors for the coming year and the retention of our auditors for the coming year consist of shares of our common stock.  Each share of our common stock is entitled to one vote.  The number of outstanding shares of our common stock at the close of business on May 1, 2008, the record date for determining our stockholders who would have been entitled to notice of and to vote on these matters, was 36,271,461.

Security Ownership of Certain Beneficial Owners.

The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this Information Statement:

FIVE PERCENT STOCKHOLDER

Name and Address of

Stockholder

Common Stock         Percentage

Eugene R. Mallette

   27,714,465                 76.4%

1177 Alpine Air Way

Provo, UT 84601

DIRECTORS AND EXECUTIVE OFFICERS

Name and Title

Common Stock         Percentage

Eugene R. Mallette, CEO

 27,714,465(1)              76.4%

and Director

Max A. Hansen, Secretary,

          11,874                Less than 1%

Director

Don T. Squire Jr., CFO

         60,000          Less than 1%

Joseph O. Etchart, Chairman

         17,445               Less than 1%

Kenneth D. Holliday, Director                        -0-                      -0-

Michael Brown, Director                                 -0-                     -0-

Ronald Pattison, Director                              42,600              Less than 1%

All officers and directors

as a group (5 persons)

    27,803,784                76.7%

(1)

15,000 of these shares are in the name of Mary Lou Mallette, Mr. Mallette’s wife.

Unless otherwise noted above, Alpine Air believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval.

Delaware Law.

The election of our directors for the coming year and the retention of Jones Simkins, P.C. as our independent auditors for the coming year were unanimously adopted by our Majority Stockholder in accordance with Section 228, entitled “Consent of stockholders or members in lieu of meeting” of the Delaware Law. See the caption “Voting Securities and Principal Holders Thereof” herein. Section 228(a) of the Delaware Law provides that persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent.

The Majority Stockholder, who has voted in writing to approve the resolutions to elect our directors for the coming year and to retain our auditor for the coming year owns approximately 76.4% of our issued common capital stock; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt the matters covered herein, and none are being solicited hereunder.

Effective Date of Actions.

The effective date of the actions covered hereby will be at least 21 days from the furnishing of this Information Statement to our stockholders, or following our Annual Meeting, whichever is later.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in Alpine’s proxy material in connection with the 2010 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary of Alpine on or before January 29, 2010.

NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY, MR EUGENE R. MALLETTE,  HAS CONSENTED TO THE ELECTION OF OUR DIRECTORS AND THE RETENTION OF JONES SIMKINS, P.C. AS OUR INDEPENDENT AUDITORS, AND OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE MATTERS UNDER THE DELAWARE LAW AND HAS DONE SO.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

May 12, 2009 EUGENE R. MALLETTE, CHIEF EXECUTIVE OFFICER

APPENDIX A ALPINE AIR EXPRESS, INC. 1177 Alpine Air Way Provo, Utah 84601

NOTICE OF ANNUAL MEETING OF COMMON STOCKHOLDERS
TO BE HELD ON JUNE 26, 2009

Dear Stockholders:

An annual meeting of the common stockholders of Alpine Air Express, Inc., a Delaware corporation (the “Company”), will be held on June 26, 2009, at 12:00 p.m. local time, at 1177 Alpine Air Way, Provo, Utah 84601, for the following purposes:

1. To elect directors for the coming year.

2. To retain Jones Simkins, P.C., as our independent auditors for the coming year.

Only stockholders of record at the close of business on May 1, 2009, will be entitled to receive this Information Statement and notice of the annual meeting or any adjournment or postponement thereof.

THE MAJORITY STOCKHOLDER OF OUR COMPANY THAT HAS CONSENTED TO THE ELECTION OF OUR DIRECTORS AND THE RETENTION OF PRITCHETT, SILER & HARDY, P.C. AS OUR INDEPENDENT AUDITORS OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE ACTIONS UNDER DELAWARE LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Eugene R. Mallette Eugene R. Mallette Provo, Utah May 12, 2009